Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form S-4, of our report dated April 1, 2024, except for revisions of previously issued financial statements in Note 2 for which the date is April 14, 2025, related to the consolidated financial statements of Boxabl Inc as of December 31, 2023, and for the year then ended. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ dbbmckennon

San Diego, California

February 5, 2026